MURTHA, CULLINA, RICHTER AND PINNEY LLP
                                   CITYPLACE I
                                185 ASYLUM STREET
                        HARTFORD, CONNECTICUT 06103-3469
                                                           NEW HAVEN OFFICE
                            TELEPHONE (860) 240-6000     WHITNEY GROVE SQUARE
                            FACSIMILE (860) 240-6150      TWO WHITNEY AVENUE
                                                             P.O. BOX 704
                                                       NEW HAVEN, CT  06503-0704
                                                        TELEPHONE (203) 772-7700

                                January 13, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

RE:      Magellan Petroleum Corporation
         Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Magellan Petroleum Corporation (the "Company") in connection with the proposed sale and issuance by the Company of up to an aggregate of 1,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Company's 1998 Stock Option Plan (the "Plan"), which is the subject of a Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended.

         We are familiar with the action taken by the Company to date with respect to the adoption of the Plan, and the reservation of the Shares for issuance under the Plan. We have examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock proposed to be issued and sold by the Company under the Registration Statement pursuant to the Plan, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement and to the reference to our firm under the caption "Legal Opinion" in the prospectus constituting a part of the Registration Statement.

                                         Very truly yours,

                                         MURTHA, CULLINA, RICHTER AND PINNEY LLP


                                         By /s/ Timothy L. Largay
                                            Timothy L. Largay